Exhibit 32.1
Certifications of Principal Executive Officer
Pursuant to Section 906
Of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)
The undersigned, the President and Chief Executive Officer of Inotiv, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:
(a)the Quarterly Report on Form 10-Q of the Company for the three and nine months ended June 30, 2023 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert W. Leasure, Jr.
Robert W. Leasure, Jr.
President and Chief Executive Officer
Date: August 11, 2023